Exhibit 99.1

Phoenix Motor Inc. Announces Pricing of $4.8 Million Registered Direct Offering

Anaheim, CA, January 30, 2024 -- Phoenix Motor Inc. (Nasdaq: PEV) (the “Company” or “Phoenix”), a leading electrification solutions provider for medium-duty vehicles, announced today that it has entered into a securities purchase agreement with certain accredited institutional investors for the purchase and sale of purchase approximately $4.8 million of its common stock in a registered direct offering and warrants to purchase common stock in a concurrent private placement. The combined purchase price for one share of common stock and each warrant will be $1.15.

Under the terms of the purchase agreement, the Company has agreed to sell 4,196,370 shares of its common stock and warrants to purchase up to an aggregate of 4,196,370 shares of common stock. The warrants will be immediately exercisable, will expire on the five year anniversary of the issuance date and will have an exercise price of $2.00 per share, subject to certain adjustment.

The Company expects the net proceeds from the registered direct offering and concurrent private placement to be approximately $4.5 million after deducting estimated offering expenses. The offering is expected to close on or about January 31, 2024, subject to the satisfaction of customary closing conditions.

The shares of common stock are being offered pursuant to a shelf registration statement on Form S-3 (File No. 333-273252), which was declared effective by the United States Securities and Exchange Commission (“SEC”) on July 26, 2023. The warrants issued in the concurrent private placement and shares issuable upon exercise of such warrants were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the "Act"), and Regulation D promulgated thereunder and have not been registered under the Act or applicable state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. A prospectus supplement describing the terms of the offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov.

About Phoenix Motor Inc.

Phoenix Motor Inc., a pioneer in the electric vehicle (“EV”) industry, designs, builds, and integrates electric drive systems and light and medium duty EVs and sells electric forklifts and electric vehicle chargers for the commercial and residential markets. Phoenix operates two primary brands, “Phoenix Motorcars”, which is focused on commercial products including medium duty EVs (shuttle buses, school buses, municipal transit vehicles and delivery trucks, among others), electric vehicle chargers and electric forklifts, and “EdisonFuture”, which intends to offer light-duty EVs. Phoenix endeavors to be a leading designer, developer and manufacturer of electric vehicles and electric vehicle technologies. For more information, please visit: www.phoenixmotorcars.com.

Forward-Looking Statements

This press release contains forward-looking statements, as that term is defined in the Private Litigation Reform Act of 1995, that involve significant risks and uncertainties. Forward-looking statements can be identified through the use of words such as “may," "might," "will," "intend," "should," "could," "can," "would," "continue," "expect," "believe," "anticipate," "estimate," "predict," "outlook," "potential," "plan," "seek," and similar expressions and variations or the negatives of these terms or other comparable terminology. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect the Company's current expectations and speak only as of the date of this release. Actual results may differ materially from the Company's current expectations depending upon a number of factors. These risk factors include, among others, those related to our ability to raise additional capital necessary to grow our business, operations and business and financial performance, our ability to grow demand for our products and revenue, our ability to become profitable, our ability to have access to an adequate supply of parts and materials and other critical components for our vehicles on the timeline we expect, the coronavirus (COVID-19) and the effects of the outbreak and actions taken in connection therewith, adverse changes in general economic and market conditions, competitive factors including but not limited to pricing pressures and new product introductions, uncertainty of customer acceptance of new product offerings and market changes, risks associated with managing the growth of the business, and those other risks and uncertainties that are described in the "Risk Factors" section of the Company's annual report filed on Form 10-K filed with the Securities and Exchange Commission. Except as required by law, the Company does not undertake any responsibility to revise or update any forward-looking statements.

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